Exhibit 99.1

Yu Certified Public Accountant PC

Professionalism, Expertise, Integrity

Letter of Audit Progress

Due to the national-wide lockdown in China Mainland during Corona-virus pandemic from January 2020 till now, the employees of headquarter office of Shengshi Elevator International Holding Group Inc. (referred as “the Company”) returned to work on rotation basis starting from February 24, 2020. All the employees, except from those who were still under quarantine or in lockdown areas, returned to work on March 2, 2020.

Thus, the beginning date of our audit field work has been delayed, from February 10 originally to March 4, 2020. There is no reasonable basis for us to complete the audit work by April 14, 2020. According to the order (No. 34-88318) from the SEC, the Company need to apply the relief for SEC filing by March 31, 2020 and April 14, 2020 (if possible), to make sufficient time period for us to complete our audit work to support our audit report.

Yu Certified Public Accountant, P.C.

March 11, 2020